Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Michael Kodesch, Director, Investor Relations
(617) 796-8245

Five Star Senior Living Inc. Announces its Third Quarter 2019 Results

Third Quarter Senior Living Revenues of $270.0 Million
Third Quarter Net Loss of $7.1 Million
Third Quarter Pro Forma Net Income of $4.1 Million, Pro Forma EBITDA of $8.3 Million and Pro Forma Net Income per Share of $0.13
Increased Occupancy at Owned and Leased Senior Living Communities by 90 Basis Points in Third Quarter Compared to Last Year

Newton, MA (November 6, 2019): Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the quarter and nine months ended September 30, 2019.

"We are pleased to announce that we remain on track to complete the restructuring of our business arrangements with Senior Housing Properties Trust on January 1, 2020,” stated Katie Potter, President and Chief Executive Officer of Five Star Senior Living Inc. “Additionally, we made significant progress on our labor initiatives during the third quarter, reducing our September turnover level to its lowest point in a year. While such initiatives may adversely impact our financial results in the short term, we believe that by remaining focused on attracting, investing in and retaining a high caliber workforce, we are continuing to reposition the company for stable, long term growth. With this in mind, our pro forma third quarter EBITDA and net income per share giving effect to the restructuring was $8.3 million and $0.13, respectively.”

Financial Results for the Quarter Ended September 30, 2019:

▪Senior living revenue for the third quarter of 2019 decreased 1.0% to $270.0 million from $272.7 million for the same period in 2018, primarily due to the sale of three skilled nursing facilities, or SNFs, to a third party during the second quarter of 2019 and the sale of 15 SNFs to a third party during the third quarter of 2019, partially offset by increases in occupancy and in revenues attributable to ancillary services, such as rehabilitation and wellness services. Management fee revenue for the third quarter of 2019 increased 1.1% to $4.1 million from $4.0 million for the same period in 2018, primarily due to an increase in the number of managed communities to 77 from 75 for the same period in 2018.

▪Net loss for the third quarter of 2019 was $7.1 million, or $1.41 per share, compared to a net loss of $21.6 million, or $4.34 per share, for the same period in 2018. Net loss for the third quarter of 2019 included $1.3 million, or $0.27 per share, of costs related to the April 1, 2019 transaction agreement with Senior Housing Properties Trust (Nasdaq: SNH), or the Transaction Agreement, and a loss on the sale of senior living communities of $0.7 million, or $0.15 per share. Net loss for the third quarter of 2019 decreased approximately $14.5 million compared to the same period in 2018, primarily due to a decrease in rent expense attributable to the reduction in Five Star's minimum monthly rent payable to SNH pursuant to the Transaction Agreement. Pro forma third quarter net income giving effect to the restructuring was $4.1 million, or $0.13 per share.

▪Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the third quarter of 2019 was $(5.0) million compared to $(12.4) million for the same period in 2018. EBITDA excluding certain items, or Adjusted EBITDA, for the third quarter of 2019 was $(2.9) million compared to $(12.4) million for the same period in 2018. Pro forma third quarter EBITDA giving effect to the restructuring was $8.3 million. A reconciliation of net loss determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and Adjusted EBITDA for the quarters ended September 30, 2019 and 2018 appears later in this press release.

Operating Results for the Quarter Ended September 30, 2019:
▪Occupancy at owned and leased senior living communities for the third quarter of 2019 increased 90 basis points to 82.9% from 82.0% for the same period in 2018.

▪Average monthly rates at owned and leased senior living communities for the third quarter of 2019 decreased 1.0% to $4,654 from $4,701 for the same period in 2018.

▪The percentage of revenue derived from residents’ private resources at owned and leased senior living communities for the third quarter of 2019 was 80.2% compared to 77.8% for the same period in 2018.

Financial Results for the Nine Months Ended September 30, 2019:

▪Senior living revenue for the nine months ended September 30, 2019 increased 0.4% to $821.5 million from $818.1 million for the same period in 2018, primarily due to increases in occupancy and in revenues attributable to ancillary services, such as rehabilitation and wellness services, partially offset by Five Star's sale in 2018 of four senior living communities to SNH, which communities Five Star now manages for SNH's account, and one SNF to a third party during the first half of 2018, as well as the sales of 18 SNFs to third parties during the second and third quarters of 2019. Management fee revenue for the nine months ended September 30, 2019 increased 5.7% to $12.1 million from $11.4 million for the same period in 2018, primarily due to an increase in the number of managed communities to 77 from 75 for the same period in 2018.

▪Net loss for the nine months ended September 30, 2019 was $36.1 million, or $7.21 per share, compared to a net loss of $50.4 million, or $10.16 per share, for the same period in 2018. Net loss for the nine months ended September 30, 2019 included $10.1 million, or $2.02 per share, of costs related to the Transaction Agreement, $3.3 million, or $0.65 per share, of long lived impairment charges recorded by Five Star to reduce the carrying value of certain long lived assets to their estimated fair values, a $0.9 million, or $0.17 per share, loss on sale of senior living communities and $0.4 million, or $0.08 per share, of net severance costs incurred during the second quarter of 2019 related to payments owed to a former Five Star executive officer. Net loss for the nine months ended September 30, 2018 included a $7.1 million, or $1.44 per share, gain on sale of senior living communities, primarily due to Five Star's sale of four senior living communities to SNH during the first half of 2018, which communities Five Star now manages for SNH’s account.

▪EBITDA for the nine months ended September 30, 2019 was $(20.9) million compared to $(22.0) million for the same period in 2018. Adjusted EBITDA was $(6.2) million for the nine months ended September 30, 2019 and $(28.2) million for the same period in 2018. A reconciliation of net loss determined in accordance with GAAP to EBITDA and Adjusted EBITDA for the nine months ended September 30, 2019 and 2018 appears later in this press release.

▪Unrestricted cash and cash equivalents were $39.4 million at September 30, 2019 compared to $29.5 million at December 31, 2018. Cash flows provided by operating activities were $12.1 million for the nine months ended September 30, 2019 compared to cash flows used in operating activities of $26.0 million for the same period in 2018. This change was primarily due to the reduction in Five Star's monthly minimum rent payable to SNH under Five Star's master leases with SNH pursuant to the Transaction Agreement, partially offset by transaction fees paid in connection with the Transaction Agreement.

Restructuring of Business Arrangements with SNH:

As previously disclosed, in April 2019, Five Star entered into the Transaction Agreement with SNH, pursuant to which Five Star and SNH agreed to restructure their existing business arrangements, subject to certain conditions and the receipt of various approvals.

▪Effective January 1, 2020 (or January 1, 2021 if extended under the Transaction Agreement), or the Conversion Time, Five Star’s existing five master leases with SNH for SNH’s senior living communities leased to Five Star, as well as Five Star’s existing management agreements and pooling agreements with SNH for SNH’s senior living communities managed by Five Star for SNH’s account, will be terminated and replaced with new management agreements between Five Star and SNH for all of these senior living communities.

▪At the Conversion Time, Five Star will issue to SNH such number of Five Star common shares as is necessary to cause SNH to own, when considered together with Five Star common shares then owned by SNH, approximately 34% of Five Star's then outstanding common shares, and SNH will declare a pro rata distribution to the holders of its common shares of beneficial interest of the right to receive, and Five Star will issue on a pro rata basis to such holders, a number of Five Star common shares that equals approximately 51% of Five Star’s then outstanding common shares, or, together, the Share Issuances; the noted percentage ownership amounts are post-issuance, giving effect to the Share Issuances. On June 11, 2019, Five Star's stockholders approved the Share Issuances in satisfaction of one of the conditions to the restructuring of Five Star’s business arrangements with SNH. On September 27, 2019, Five Star filed a registration statement on Form S-1 with the Securities and Exchange Commission, or SEC, to register the Five Star common shares to be issued pursuant to the Transaction Agreement. Five Star expects this registration statement to be declared effective by the SEC prior to December 31, 2019.

▪At the Conversion Time, as consideration for the Share Issuances, SNH will provide to Five Star $75.0 million of additional consideration.

▪As of February 1, 2019, the aggregate amount of monthly minimum rent payable to SNH by Five Star under Five Star's master leases with SNH was reduced to $11.0 million, subject to adjustment and extension, and no additional rent is payable to SNH by Five Star from such date. The aggregate amount of monthly minimum rent payable to SNH was reduced to approximately $10.8 million as of September 30, 2019 as a result of the dispositions of certain senior living communities we leased from SNH, and remains subject to further adjustment.

▪On April 1, 2019, SNH purchased from Five Star approximately $50.0 million of unencumbered fixed assets and improvements related to SNH's senior living communities leased to and operated by Five Star, which amount was subsequently reduced to $49.2 million.

▪In connection with the Transaction Agreement, Five Star entered into a credit agreement with SNH pursuant to which SNH extended to Five Star a $25.0 million line of credit, which is secured by six senior living communities owned by Five Star. This line of credit matures at the Conversion Time, and there are currently no amounts outstanding under this line of credit.

Other:

▪As previously announced, effective August 12, 2019, Margaret Wigglesworth became Five Star’s Senior Vice President and Chief Operating Officer. Ms. Wigglesworth joined Five Star with extensive management experience spanning nearly three decades, including previously held leadership roles at the International Council of Shopping Centers, Cresa and Colliers International Group Inc.

▪In September 2019, Five Star and SNH sold to a third party 15 SNFs located in Iowa, Nebraska and Kansas that SNH owned and leased to Five Star, and Five Star no longer operates those facilities.

▪On September 30, 2019, Five Star effected a one-for-ten reverse stock split of its common shares, or the Reverse Stock Split, as a result of which Five Star regained compliance with the listing standards of The Nasdaq Market LLC, or Nasdaq, for continued listing on Nasdaq. As required under GAAP, all impacted amounts and share information included in this press release have been retroactively adjusted for the Reverse Stock Split, as if the Reverse Stock Split occurred on the first day of the first period presented. Certain adjusted amounts may not agree with previously reported amounts due to rounding of fractional shares.

Conference Call:

At 1:00 p.m. Eastern Time this afternoon, President and Chief Executive Officer, Katherine Potter, Executive Vice President, Chief Financial Officer and Treasurer, Jeffrey Leer, and Senior Vice President and Chief Operating Officer, Margaret Wigglesworth, will host a conference call to discuss Five Star's third quarter 2019 results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, November 13, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10134935.

A live audio webcast of the conference call will also be available in a listen-only mode on Five Star’s website, www.fivestarseniorliving.com. Participants wanting to access the webcast should visit Five Star's website about five minutes before the call. The archived webcast will be available for replay on Five Star's website following the call for about a week. The transcription, recording and retransmission in any way of Five Star’s third quarter 2019 conference call are strictly prohibited without the prior written consent of Five Star. Five Star’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

Five Star Senior Living Inc. is a senior living and healthcare services company. As of September 30, 2019, Five Star operated 267 senior living communities with 31,116 living units located in 32 states, including 190 communities (20,948 living units) that it owned or leased and 77 communities (10,168 living units) that it managed. These communities include independent living, assisted living, continuing care retirement and skilled nursing communities. Five Star is headquartered in Newton, Massachusetts.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUES:
Senior living revenue	$270,047	$272,701	$821,478	$818,108
Management fee revenue	4,053	4,009	12,060	11,408
Reimbursed costs incurred on behalf of managed communities	80,909	72,200	232,733	208,009
Total Revenues	355,009	348,910	1,066,271	1,037,525
OPERATING EXPENSES:
Senior living wages and benefits	147,048	142,035	435,927	418,917
Other senior living operating expenses	78,209	76,761	227,553	226,302
Costs incurred on behalf of managed communities	80,909	72,200	232,733	208,009
Rent expense	33,169	52,282	120,973	156,640
General and administrative expenses	20,094	18,965	67,144	57,405
Depreciation and amortization expense	2,818	9,137	13,924	26,974
Loss (gain) on sale of senior living communities	749	62	850	(7,131)
Long lived asset impairment	18	—	3,278	365
Total operating expenses	363,014	371,442	1,102,382	1,087,481

Operating loss	(8,005)	(22,532)	(36,111)	(49,956)

Interest, dividend and other income	414	192	985	577
Interest and other expense	(384)	(466)	(2,196)	(1,773)
Unrealized gain on equity investments	148	133	476	127
Realized (loss) gain on sale of debt and equity investments, net of tax	(9)	2	227	(8)

Loss before income taxes and equity in earnings of an investee	(7,836)	(22,671)	(36,619)	(51,033)
Benefit (provision) for income taxes	687	263	(98)	(274)
Equity in earnings of an investee, net of tax	83	826	617	882
Net loss	$(7,066)	$(21,582)	$(36,100)	$(50,425)

Weighted average shares outstanding (basic and diluted)	5,012	4,968	5,007	4,964

Net loss per share (basic and diluted)	$(1.41)	$(4.34)	$(7.21)	$(10.16)

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$39,423	$29,512
Accounts receivable, net of allowance	36,084	37,758
Due from related persons	6,406	7,855
Investments	21,360	20,179
Restricted cash	23,047	19,720
Prepaid expenses and other current assets	25,050	23,029
Assets held for sale	13,416	—
Total current assets	164,786	138,053

Property and equipment, net	164,736	243,873
Equity investment of an investee	9,340	8,633
Restricted cash	1,478	923
Restricted investments	6,556	8,073
Right of use assets	878,673	—
Other long term assets	6,196	6,069
Total assets	$1,231,765	$405,624

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Revolving credit facility	$—	$51,484
Accounts payable and accrued expenses	76,816	69,667
Current portion of lease liabilities	94,432	—
Accrued compensation and benefits	44,626	35,421
Due to related persons	19,344	18,883
Mortgage notes payable	356	339
Accrued real estate taxes	2,271	12,959
Security deposits and current portion of continuing care contracts	691	3,468
Other current liabilities	33,842	37,472
Liabilities held for sale	16,053	—
Total current liabilities	288,431	229,693

Long term liabilities:
Mortgage notes payable	7,263	7,533
Long term portion of lease liabilities	798,826	—
Accrued self-insurance obligations	31,929	33,030
Deferred gain on sale and leaseback transaction	—	59,478
Other long term liabilities	1,518	4,721
Total long term liabilities	839,536	104,762

Shareholders’ equity:
Common stock, par value $.01: 75,000,000 shares authorized, 5,082,334 and 5,085,345 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	51	51
Additional paid in capital	362,314	362,012
Accumulated deficit	(261,263)	(292,636)
Accumulated other comprehensive income	2,696	1,742
Total shareholders’ equity	103,798	71,169
Total liabilities and shareholders’ equity	$1,231,765	$405,624

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(36,100)	$(50,425)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	13,924	26,974
Loss (gain) on sale of senior living communities	850	(7,131)
Unrealized gain on equity securities	(476)	(127)
Realized (gain) loss on sale of debt and equity investments	(227)	8
Loss on disposal of property and equipment	86	263
Long lived asset impairment	3,278	365
Equity in earnings of an investee, net of tax	(617)	(882)
Stock based compensation	302	654
Provision for losses on receivables	3,232	3,694
Amortization of non-cash rent adjustments	(944)	(4,957)
Other noncash expense (income) adjustments, net	120	279
Changes in assets and liabilities:
Accounts receivable	(1,558)	(1,881)
Prepaid expenses and other assets	(4,939)	(1,715)
Accounts payable and accrued expenses	5,365	(2,491)
Accrued compensation and benefits	9,205	7,164
Due from (to) related persons, net	15,976	(1,670)
Other current and long term liabilities	4,600	5,879
Cash provided by (used in) operating activities	12,077	(25,999)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(37,433)	(36,941)
Purchases of investments	(2,897)	(3,239)
Proceeds from sale of property and equipment	90,822	14,749
(Settlement of liabilities) proceeds from sale of communities	(749)	31,819
Proceeds from sale of investments	5,042	6,349
Cash provided by investing activities	54,785	12,737
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings on revolving credit facility	5,000	25,000
Repayments of borrowings on revolving credit facility	(56,484)	(25,000)
Repayments of mortgage notes payable	(272)	(427)
Payment of deferred financing fees	(1,271)	—
Cash used in financing activities	(53,027)	(427)
Change in cash, cash equivalents and restricted cash	13,835	(13,689)
Cash, cash equivalents and restricted cash at beginning of period	50,155	48,478
Cash, cash equivalents and restricted cash at end of period	$63,990	$34,789
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$39,423	$13,128
Restricted cash	24,525	21,661
Restricted cash presented in assets held for sale	42	—
Cash, cash equivalents and restricted cash at end of period	$63,990	$34,789
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$1,691	$1,195
Cash (received) paid for income taxes, net	$(1,366)	$338
NON-CASH ACTIVITIES:
Initial recognition of right of use assets	$1,478,958	$—
Initial recognition of lease liabilities	$1,478,958	$—
Real estate sale	$—	$33,364
Mortgage notes assumed by purchaser in real estate sale	$—	$33,364

Supplemental Information

FIVE STAR SENIOR LIVING INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. Five Star believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in Five Star’s operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis. Five Star believes that EBITDA and Adjusted EBITDA are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare Five Star’s performance between periods and to the performance of other companies. EBITDA and Adjusted EBITDA are used by management to evaluate Five Star’s financial performance and compare Five Star’s performance over time and to the performance of other companies. Five Star calculates EBITDA and Adjusted EBITDA as shown below. These measures should not be considered as alternatives to net income (loss) or operating income (loss), as indicators of Five Star’s operating performance or as measures of Five Star’s liquidity. Also, EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.

Five Star believes that net loss is the most directly comparable financial measure, determined according to GAAP, to Five Star’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of net loss to these non-GAAP financial measures for each of the three and nine months ended September 30, 2019 and 2018.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss	$(7,066)	$(21,582)	$(36,100)	$(50,425)
Add (less):
Interest and other expense	384	466	2,196	1,773
Interest, dividend and other income	(414)	(192)	(985)	(577)
(Benefit) provision for income taxes	(687)	(263)	98	274
Depreciation and amortization expense	2,818	9,137	13,924	26,974
EBITDA	(4,965)	(12,434)	(20,867)	(21,981)
Add (less):
Long lived asset impairment	18	—	3,278	365
Costs related to compliance assessment	—	12	—	(106)
Employee litigation matter	—	—	—	605
Loss (gain) on sale of senior living communities	749	62	850	(7,131)
Severance, net	—	—	393	—
Transaction costs (1)	1,330	—	10,138	—
Adjusted EBITDA	$(2,868)	$(12,360)	$(6,208)	$(28,248)

(1)Costs incurred by Five Star related to the Transaction Agreement.

Supplemental Information

SELECTED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

The following is a summary of selected financial and other data presented on a pro forma basis for Five Star after giving effect to the completion of the restructuring transactions between Five Star and SNH pursuant to the Transaction Agreement, or the Restructuring Transactions. The unaudited pro forma condensed consolidated statement of operations includes adjustments related to the Restructuring Transactions described above, including the conversion of all of Five Star’s existing leases and management agreements with SNH to new management agreements, or the New Management Agreements, as well as the Share Issuances, and assumes that the Restructuring Transactions occurred as of on January 1, 2018. The unaudited pro forma condensed consolidated statement of operations and the selected financial and other data are primarily based on, and should be read in conjunction with, Five Star’s audited consolidated financial statements and accompanying notes included in Five Star’s Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019. The historical consolidated financial information for Five Star included in the unaudited condensed consolidated pro forma statement of operations and selected financial and other data has been adjusted to give effect to pro forma events that are (1) directly attributable to the Restructuring Transactions, (2) factually supportable, and (3) expected to have a continuing impact on Five Star’s results of operations. The unaudited pro forma condensed consolidated statement of operations and pro forma selected financial and other data should be read in conjunction with the accompanying notes. The unaudited pro forma condensed consolidated statement of operations and other selected financial and other data are provided for informational purposes only. Five Star’s results of operations may be significantly different than what is presented in the unaudited pro forma condensed consolidated statement of operations and other selected financial and other data. In the opinion of management, all adjustments necessary to reflect the effects of the Restructuring Transactions have been included. The unaudited pro forma condensed consolidated statement of operations and selected financial and other data are not necessarily indicative of Five Star’s expected financial position or results of operations for any future period, including following the assumed completion of the Restructuring Transactions. Differences could result from numerous factors, including future changes in Five Star’ capital structure, operating expenses, revenues and cash flows. Actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated statement of operations and selected financial and other data and such differences could be significant.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share date)
(unaudited)

	Three Months Ended September 30, 2019
	As Reported	Transaction Agreement Adjustments	Note	Pro Forma
REVENUES:
Senior living revenue	$270,047	$(231,300)	2(a)	$38,747
Management fee revenue	4,053	13,748	2(b)	17,801
Reimbursed costs incurred on behalf of managed communities	80,909	192,234	2(c)	273,143
Total revenues	355,009	(25,318)		329,691

OPERATING EXPENSES:
Senior living wages and benefits	147,048	(122,300)	2(d)	24,748
Other senior living operating expenses	78,209	(70,086)	2(e)	8,123
Costs incurred on behalf of managed communities	80,909	192,234	2(c)	273,143
Rent expense	33,169	(32,598)	2(f)	571
General and administrative expenses	20,094	(5,043)	2(g)	15,051
Depreciation and amortization expense	2,818	(64)		2,754
Loss on sale of senior living communities	749	(749)		—
Long-lived asset impairment	18	(18)		—
Total operating expenses	363,014	(38,624)		324,390

Operating (loss) income	(8,005)	13,306		5,301

Interest, dividend and other income	414	—		414
Interest and other expense	(384)	5		(379)
Unrealized loss on equity investments	148	—		148
Realized gain on sale of debt and equity investments, net of tax	(9)	—		(9)

(Loss) income before income taxes and equity in earnings of an investee	(7,836)	13,311		5,475
Benefit (provision) for income taxes	687	(2,132)	2(h)	(1,445)
Equity in earnings of an investee, net of tax	83	—		83
Net (loss) income	$(7,066)	$11,179		$4,113
Add (less):
Interest and other expense	384	(5)		379
Interest, dividend and other income	(414)	—		(414)
Provision for income taxes	(687)	2,132		1,445
Depreciation and amortization expense	2,818	(64)		2,754
EBITDA	$(4,965)	$13,242		$8,277

Weighted average shares outstanding (basic)	5,012	25,980	2(i)	30,992
Weighted average shares outstanding (diluted)	5,012	26,102	2(i)	31,114
Net (loss) income per share (basic)	$(1.41)			$0.13
Net (loss) income per share (diluted)	$(1.41)			$0.13

Supplemental Information

FIVE STAR SENIOR LIVING INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
(unaudited)

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations was derived from Five Star’s historical financial statements prepared in accordance with GAAP, and should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included in Five Star’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

The unaudited pro forma condensed consolidated statement of operations is presented for informational purposes only and is not necessarily indicative of what Five Star’s expected financial position or actual results of operations would have been had the Restructuring Transactions described herein been completed as of the assumed dates, or of Five Star’s expected financial position or results of operations for any future period. Differences could result from many factors, including future changes in Five Star’s capital structure, operating expenses, revenues and cash flows.

Note 2. Pro Forma Restructuring Transactions Adjustments

The unaudited pro forma condensed consolidated statement of operations includes adjustments related to the Restructuring Transactions described herein, including the conversion of all of Five Star’s existing leases and management arrangements with SNH to the New Management Agreements and the Share Issuances.

Five Star’s historical consolidated financial information has been adjusted in the pro forma condensed consolidated financial statements to give effect to events that are (1) directly attributable to the Restructuring Transactions, (2) factually supportable and (3) expected to have a continuing impact on the results of operations.

Pro Forma Condensed Consolidated Statements of Operations

a.Senior living revenue

Adjustments to senior living revenue are comprised as follows:

Three Months Ended September 30, 2019
Removal of senior living revenue due to the termination and conversion of the existing master leases to the New Management Agreements	$(237,101)
Previously eliminated intercompany revenue attributable to Ageility inpatient services provided at leased communities that will be converted to managed under the New Management Agreements	5,801
Net adjustment to senior living revenue	$(231,300)

Revenues attributable to Ageility inpatient clinics at communities where Five Star leased and operated the business were previously considered to be intercompany revenues and hence were eliminated upon consolidation. Upon the consummation of the Restructuring Transactions, and consistent with the existing managed communities, these revenues earned at these inpatient clinics will no longer constitute intercompany revenues and thus will not be eliminated in consolidation and will be recognized and reported as senior living revenue in Five Star's consolidated statements of operations.

b.Management fee revenue

Adjustments to management fee revenue are comprised as follows:

Three Months Ended September 30, 2019
Adjustment to increase management fee revenue for existing management agreements from 3% to 5% per the New Management Agreements	$1,558
5% management fee relating to the termination and conversion of the existing master leases to the New Management Agreements	11,855
3% construction management fee relating to the termination and conversion of the existing master leases to the New Management Agreements	335
Net adjustment to management fee revenue	$13,748

Supplemental Information

c.Reimbursed costs incurred on behalf of managed communities and costs incurred on behalf of managed communities

Adjustments to both reimbursed costs incurred on behalf of managed communities and costs incurred on behalf of managed communities are related to the conversion of Five Star's master leases with SNH to the New Management Agreements, which provide for reimbursement for Five Star's direct costs and expenses related to such communities, inclusive of certain costs that are directly attributable to managing the communities, including personnel related costs.

d.Senior living wages and benefits

Adjustments to senior living wages and benefits are comprised as follows:

Three Months Ended September 30, 2019
Removal of senior living wages and benefits due to the termination and conversion of the existing master leases to the New Management Agreements	$(128,101)
Previously eliminated intercompany wages and benefits attributable to Ageility inpatient services provided at leased communities that will be converted to managed	5,801
Net adjustment to senior living wages and benefits	$(122,300)

Wages and benefits attributable to Ageility inpatient clinics at communities where Five Star leased and operated the business were previously considered to be intercompany wages and benefits and hence were eliminated upon consolidation. Upon the consummation of the Restructuring Transactions these wages and benefits attributable to these inpatient clinics will no longer constitute intercompany wages and benefits and thus will not be eliminated in consolidation and will be recognized and reported as senior living wages and benefits in Five Star's consolidated statements of operations. These costs going forward will be included in reimbursed costs incurred on behalf of managed communities and costs incurred on behalf of managed communities. See (a) above for related revenue.

e.Other senior living operating expenses

Adjustments to other senior living operating expenses are related to the conversion of all Five Star's leases with SNH to the New Management Agreements and include, but are not limited to, utilities, housekeeping, dietary, repairs and maintenance, insurance and community level administrative costs.

f.Rent expense

The reduction to rent expense is for rent under the existing master leases that will be converted to the New Management Agreements.

g.General and administrative expenses

Adjustments to general and administrative expenses are comprised as follows:

Three Months Ended September 30, 2019
Adjustment of certain reimbursable costs to directly support managed communities	$(3,748)
Adjustment to remove non-recurring transaction costs we previously incurred relating to the Transaction Agreement	(1,330)
Increase in management fee to The RMR Group LLC due to increase in Ageility revenue	35
Net adjustment to general and administrative expenses	$(5,043)

h.Provision for income taxes

Adjustments to provision for income taxes reflect the income tax effect of the pro forma adjustments based on the estimated effective tax rate of approximately 26.0% for the three months ended September 30, 2019.

i.Weighted average shares outstanding - basic and diluted

The increase in Five Star's basic and diluted weighted average shares outstanding is a result of the issuance of approximately 10,138,000 and 15,842,000 common shares to SNH and to the applicable SNH shareholders, respectively, pursuant

Supplemental Information

to the Transaction Agreement based on the number of Five Star's common shares outstanding on September 30, 2019. The actual number of common shares to be issued under the Transaction Agreement will be based on the number of Five Star's common shares outstanding as of the date of issuance. Five Star's diluted weighted average shares outstanding is also impacted by the potentially dilutive restricted unvested common shares of 122,412 for the three months ended September 30, 2019. This diluted share impact is directly related to Five Star's 2014 Equity Compensation Plan and was originally excluded from the as reported numbers as to include them would be antidilutive.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Senior living revenue:
Independent and assisted living community revenue (owned)	$18,326	$18,534	$55,194	$57,584
Independent and assisted living community revenue (leased)	109,208	108,118	326,629	322,792
Continuing care retirement community revenue (leased)	95,746	96,864	290,427	289,711
Skilled nursing facility revenue (leased)	34,653	40,612	115,605	122,061
Ageility physical therapy revenue	12,114	8,573	33,623	25,960
Total senior living revenue	$270,047	$272,701	$821,478	$818,108

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$9,561	$8,618	$27,386	$25,782
Independent and assisted living community wages and benefits (leased)	53,121	49,760	154,029	144,060
Continuing care retirement community wages and benefits (leased)	52,030	50,774	153,308	151,502
Skilled nursing facility wages and benefits (leased)	24,279	27,132	80,167	81,628
Ageility physical therapy wages and benefits	8,709	6,021	23,064	17,589
Insurance and other (2)	(652)	(270)	(2,027)	(1,644)
Total senior living wages and benefits	$147,048	$142,035	$435,927	$418,917

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)	$5,784	$5,483	$17,103	$17,003
Independent and assisted living community other operating expenses (leased)	31,245	28,926	89,432	86,182
Continuing care retirement community other operating expenses (leased)	29,016	27,994	82,661	81,705
Skilled nursing facility other operating expenses (leased)	10,464	11,845	33,960	36,855
Ageility physical therapy other operating expenses	1,251	809	3,536	1,906
Insurance and other (2)	449	1,704	861	2,651
Total other senior living operating expenses	$78,209	$76,761	$227,553	$226,302

(1)Excludes data for managed communities.
(2)Insurance and other expenses primarily relate to Five Star's captive insurance company subsidiary, which mainly participates in Five Star's workers' compensation and professional and general liability as well as certain auto insurance programs. Credit balances in senior living wages and benefits for insurance and other represent premiums earned by Five Star's captive insurance company subsidiary in excess of expenses recorded during the applicable period.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
COMPARABLE SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(in thousands)
(unaudited)

	Three Months Ended September 30, (2)		Nine Months Ended September 30, (3)
	2019	2018	2019	2018
Senior living revenue:
Independent and assisted living community revenue (owned)	$18,326	$18,531	$55,194	$55,108
Independent and assisted living community revenue (leased)	109,208	108,118	326,629	322,792
Continuing care retirement community revenue (leased)	95,746	96,864	290,427	289,711
Skilled nursing facility revenue (leased)	22,981	21,535	68,704	62,634
Ageility physical therapy revenue	11,232	8,572	28,559	24,861
Total senior living revenue	$257,493	$253,620	$769,513	$755,106

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$9,561	$8,623	$27,385	$24,883
Independent and assisted living community wages and benefits (leased)	53,121	49,760	154,029	144,060
Continuing care retirement community wages and benefits (leased)	52,030	50,774	153,308	151,502
Skilled nursing facility wages and benefits (leased)	15,671	14,078	46,991	41,146
Ageility physical therapy wages and benefits	8,085	5,981	19,718	16,701
Insurance and other (4)	(652)	(270)	(2,027)	(1,644)
Total senior living wages and benefits	$137,816	$128,946	$399,404	$376,648

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)	$5,783	$5,462	$17,098	$16,068
Independent and assisted living community other operating expenses (leased)	31,245	28,926	89,432	86,182
Continuing care retirement community other operating expenses (leased)	29,016	27,994	82,661	81,705
Skilled nursing facility other operating expenses (leased)	6,364	6,220	18,993	19,140
Ageility physical therapy other operating expenses	1,168	751	3,044	1,696
Insurance and other (4)	449	1,704	861	2,651
Total other senior living operating expenses	$74,025	$71,057	$212,089	$207,442

(1)Excludes data for managed communities.
(2)Includes data for senior living communities that Five Star has owned or leased continuously since July 1, 2018.
(3)Includes data for senior living communities that Five Star has owned or leased continuously since January 1, 2018.
(4)Insurance and other expenses primarily relate to Five Star's captive insurance company subsidiary, which mainly participates in Five Star's workers' compensation and professional and general liability insurance as well as certain auto programs. Credit balances in senior living wages and benefits for insurance and other represent premiums earned by Five Star's captive insurance company subsidiary in excess of expenses recorded during the applicable period.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING OTHER OPERATING DATA
(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Independent and assisted living communities (owned):
Number of communities (end of period)	20	20	20	20	20
Number of units (end of period)	2,108	2,108	2,108	2,108	2,108
Occupancy(1)	81.5%	81.4%	81.5%	82.3%	81.5%
Avg. monthly rate(2)	$3,464	$3,554	$3,527	$3,458	$3,442

Independent and assisted living communities (leased):
Number of communities (end of period)	128	128	128	128	128
Number of units (end of period)	10,506	10,506	10,506	10,520	10,520
Occupancy(1)	84.2%	84.3%	83.8%	84.2%	83.7%
Avg. monthly rate(2)	$4,014	$4,065	$4,077	$3,991	$3,991

Continuing care retirement communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(3)	7,070	7,070	7,070	7,117	7,157
Occupancy(1)	83.4%	83.7%	83.7%	82.9%	81.3%
Avg. monthly rate(2)	$5,294	$5,415	$5,484	$5,383	$5,427

Skilled nursing facilities (leased):
Number of communities (end of period)	11	26	29	29	29
Number of units (end of period)(4)	1,264	2,228	2,506	2,505	2,505
Occupancy(1)	75.7%	77.1%	78.4%	77.9%	76.9%
Avg. monthly rate(2)	$7,136	$7,037	$7,258	$7,049	$6,874

Total senior living communities (owned and leased):
Number of communities (end of period)	190	205	208	208	208
Number of units (end of period)	20,948	21,912	22,190	22,250	22,290
Occupancy(1)	82.9%	83.0%	82.9%	82.9%	82.0%
Avg. monthly rate(2)	$4,654	$4,745	$4,818	$4,710	$4,701

Managed communities:
Number of communities (end of period)	77	77	76	76	75
Number of units (end of period)(5)	10,168	10,084	9,766	9,766	9,515
Occupancy(1)	84.7%	85.4%	86.3%	86.5%	86.7%
Avg. monthly rate(2)	$4,110	$4,171	$4,275	$4,149	$4,164

Other ancillary services:
Number of ageility physical therapy inpatient clinics (end of period)	41	45	46	47	47
Number of ageility physical therapy outpatient clinics (end of period)	171	142	137	128	120
Number of home health communities served (end of period)	3	10	12	10	12

(1)Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or sale of senior living communities.
(2)Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenues for senior living services, divided by occupied units during the period and multiplying it by 30 days.
(3)Includes 1,813 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(4)Includes 53 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.
(5)Includes 427 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUE(1)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Independent and assisted living communities (owned):
Private and other sources	98.7%	98.4%	98.6%	98.7%
Medicaid	1.3%	1.6%	1.4%	1.3%
Total	100.0%	100.0%	100.0%	100.0%

Independent and assisted living communities (leased):
Private and other sources	98.8%	98.9%	98.8%	98.9%
Medicaid	1.2%	1.1%	1.2%	1.1%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities (leased):
Private and other sources	76.2%	74.3%	75.4%	74.0%
Medicare	15.5%	17.7%	16.5%	18.3%
Medicaid	8.3%	8.0%	8.1%	7.7%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities (leased):
Private and other sources	23.0%	21.0%	22.8%	20.7%
Medicare	12.8%	17.1%	16.2%	18.5%
Medicaid	64.2%	61.9%	61.0%	60.8%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities (owned and leased):
Private and other sources	80.2%	77.8%	79.0%	77.7%
Medicare	7.5%	9.1%	8.5%	9.6%
Medicaid	12.3%	13.1%	12.5%	12.7%
Total	100.0%	100.0%	100.0%	100.0%

(1)Excludes data for managed communities.

Supplemental Information

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever Five Star uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, Five Star is making forward-looking statements. These forward-looking statements are based upon Five Star’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by Five Star’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Five Star’s control. For example:

▪Ms. Potter states that Five Star remains on track to close certain of the transactions contemplated by the Transaction Agreement, as described herein, on January 1, 2020. These transactions are subject to conditions, including, among others, the receipt of certain licensing and other regulatory approvals. Five Star cannot be sure that any or all of such conditions will be satisfied. Accordingly, these transactions may not become effective as of January 1, 2020 or at all, or the terms of such transactions may change.

▪The Share Issuances are subject to the SEC declaring effective prior to December 31, 2019 the registration statement on Form S-1 previously filed by Five Star with the SEC to register the Five Star common shares to be issued pursuant to the Transaction Agreement. When and whether the SEC declares the registration statement effective is beyond Five Star’s control. Accordingly, Five Star cannot be sure that the SEC will declare the registration statement on Form S-1 effective prior to December 31, 2019 or at all.

▪Ms. Potter states that, by remaining focused on attracting, investing in and retaining a high caliber workforce, Five Star is continuing to reposition the company for stable, long term growth. However, there is significant competition in the labor market and Five Star may not be able to attract and retain a high caliber workforce despite its investments and labor initiatives. Further, Five Star’s business and operations are subject to various risks, many of which are beyond its control. Therefore, even if Five Star achieves its labor initiatives, it may not realize the benefits it currently expects from its investments and those initiatives, including repositioning the company for stable, long term growth.

▪The appointment of Ms. Wigglesworth as Senior Vice President and Chief Operating Officer of Five Star and the enumeration of her experiences may imply that Five Star’s business and operations will improve as a result of her appointment. However, Five Star’s business and operations are subject to various risks, many of which are beyond its control. As a result, Five Star’s business and operations may not improve despite the appointment of Ms. Wigglesworth.

▪The Reverse Stock Split resulted in Five Star regaining compliance with the Nasdaq listing standards. However, Five Star may not be able to maintain compliance with these standards. If Five Star fails to maintain compliance with Nasdaq’s listing standards, Nasdaq may initiate proceedings to delist Five Star’s common shares.

The information contained in Five Star’s filings with the SEC, including under “Risk Factors” in Five Star’s periodic reports, or incorporated therein, identifies other important factors that could cause Five Star’s actual results to differ materially from those stated in or implied by Five Star’s forward-looking statements. Five Star’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, Five Star does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.